Exhibit (p)(b)

CONVERGENCE FINANCIAL SERVICES, INC.

CODE OF ETHICS

pursuant to Rule 204A-1 and Rule 17j-1

(including Insider Trading Policy)

A.

Purpose

The purpose of this Code of Ethics, including the Insider Trading Policy (the “Code”), is to govern the personal securities trading activities of Supervised Persons of Convergence Financial Services, Inc. (the “Adviser”), recognizing that the personal interests of Supervised Persons, in certain circumstances, may conflict with those of the Adviser and its clients.  While the Adviser has full confidence in the integrity of all of its employees, officers, members and its manager, it recognizes that Supervised Persons have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for clients.  If Supervised Persons engage in personal transactions in securities that are eligible for investment by clients, or if they cause relatives or other third parties to do so, these Supervised Persons could be in a position where their personal interests may conflict with the interests of clients.  For purposes of this Code of Ethics, there are no “Reportable Funds” as defined in Rule 204A-1.

B.

General Principles.

This Code of Ethics is based on the principle that Supervised Persons of the Adviser owe a fiduciary duty to the clients of the Adviser.  This duty includes the obligation of Supervised Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationships with clients.  In recognition of this duty, the Adviser hereby adopts the following general principles to guide the actions of Supervised Persons:

1.

Supervised Persons have a duty at all times to place the interests of clients first;

2.

Supervised Persons have a duty to conduct all personal securities transactions in a manner consistent with this Code and that will avoid any actual or potential conflict or abuse of a position of trust and responsibility;

3.

Supervised Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Supervised Person’s independence or judgment;

4.

All personal securities transactions by a Supervised Person must be accomplished so as to avoid even the appearance of a conflict of interest between such Supervised Person and a client;

5.

In addition to adhering to this Code with respect to personal securities transactions, Supervised Persons must avoid any actions that would cause a relative or other third party to engage in a securities transaction in which the Supervised Person could not engage;

6.

Supervised Persons have a duty to prevent the misuse of material nonpublic information including, but not limited to, information about the Adviser’s recommendations and clients’ securities holdings and transactions;

7.

Supervised Persons must comply with all applicable Federal Securities Laws;

8.

Supervised Persons must promptly report any violations of this Code to the CCO; and

9.

Failure to comply with this Code may subject a Supervised Person to disciplinary action at the discretion of the CEO and CCO.

C.

Prohibitions Relating to Securities Transactions

1.

General Rules.  In connection with the purchase or sale by a Supervised Person, or by a relative or other third party acting upon the advice or instruction of such Supervised Person, of a Security held or to be acquired by any client, no Supervised Person shall:

(a)

employ any device, scheme or artifice to defraud a client;

(b)

make to any client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made not misleading;

(c)

engage in any act, practice, or course of business that would operate as a fraud or deceit upon any client; or

(d)

engage in any manipulative practice with respect to any client.

2.

Personal Trading.  No Access Person may directly or indirectly purchase or sell any Covered Security for his or her own account, or for the account of any relative or other third party acting upon the advice or instruction of such Access Person, where that Covered Security is the subject of an open buy or sell order for the account of any client.

3.

Mutual Funds.  Mutual funds advised or subadvised by Convergence, including the Selkirk Opportunities Fund, Selkirk Core Fund and Selkirk Income Fund (collectively, the “Selkirk Funds”) should not be used as short-term trading vehicles by Supervised Persons.

4.

IPO Investing.  No Access Person may directly or indirectly acquire Beneficial Ownership in a Security in an Initial Public Offering without the prior written consent of the CCO.  Approval to invest in any Initial Public Offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to participate in such Initial Public Offering did not arise as a result of the Adviser’s relationship with any underwriter participating in such Initial Public Offering and (2) participation in such Initial Public Offering by the requesting person will not detract in any manner from the Adviser’s ability to participate in the same offering if it desires to do so.

5.

Limited Offering Investing (“Private Placements”).  No Access Person may acquire Beneficial Ownership in a Security in a Limited Offering (also known as a Private

Placement) without the prior written consent of the CCO.  Approval to invest in such Limited Offering/Private Placement shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to invest did not arise as a result of the Adviser’s relationship with any placement agent participating in such offering and (2) participation in such investment by the requesting person will not detract in any manner from the Adviser’s ability to participate in the same private placement if it desires to do so.  In instances where an Access Person, after receiving prior approval, acquires a security in a Limited Offering/Private Placement, the Access Person has the affirmative duty to disclose this investment to the CCO if the Access Person participates in any subsequent consideration of any potential investment by the Adviser in securities of the same issuer.  The decision to purchase securities of the same issuer for any client following a purchase by an Access Person in an approved personal transaction will be subject to an independent review by the CCO, provided that the CCO has no personal interest in such issuer.

D.

Reporting and Review

1.

Holdings Reports.  Each Access Person shall submit to the CCO a report (a “Holdings Report”) specifying:

(a)

the title and type of securities, number of shares, and the principle amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

(b)

the name of any broker, dealer, or bank with which such Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

(c)

the date on which the Access Person is submitting the Holdings Report.

Each Access Person must submit a Holdings Report:  (A) no later than 10 days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, and (B) at least once each 12-month period thereafter on a date designated by the Chief Compliance Officer, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

2.

Quarterly Transaction Reports.  Every Access Person shall report to the CCO on the report form attached hereto (the “Quarterly Transaction Report”), no later than thirty (30) days after the end of each calendar quarter in which the transaction to which the report relates were effected, at a minimum, the following information:

(a)

the date of the transaction, the title, interest rate and maturity date (as applicable) and the number of shares, and the principal amount of each Covered Security involved;

(b)

the nature of the transaction (i.e., purchase sale or any other type of acquisition or disposition);

(c)

the price at which the transaction was effected;

(d)

the name of the broker, dealer, or bank with or through the transaction was effected; and

(e)

the date that on which the Access Person is submitting the Quarterly Transaction Report.

3.

Exceptions from Reporting Requirements.  Access Persons are not required to submit:

(a)

a Holdings Report or Quarterly Transaction Report with respect to a security held in accounts over which the Access Person had no direct or indirect influence or control;

(b)

a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan; or

(c)

a Quarterly Transaction Report if it would duplicate information contained in broker trade confirmations or account statements that the Access Persons has previously provided to the CCO, so long as the CCO receives such confirmations or account statements no later than thirty (30) days after the end of the applicable calendar quarter.

4.

Every Access Person, who opens an account at a broker-dealer or other financial institution shall:

(a)

immediately notify the CCO of the opening of such account; and

(b)

direct each such broker-dealer or other financial institution to provide the CCO with a duplicate copy of each confirmation and periodic account statement issued to such person.

5.

The CCO shall periodically review the Holdings Reports and the Quarterly Transaction Reports to ensure compliance with these procedures.

E.

Certification.  Every Supervised Person shall certify on an annual basis that he or she has:

1.

complied with the procedures set forth in this Code;

2.

read and understands this Code; and

3.

disclosed, precleared, and reported all transactions in Covered Securities consistent with the requirements of this Code.

F.

Training.

1.

Each newly hired or newly Supervised Person shall receive a copy of this Code and any amendments to this Code and shall be required to certify within thirty (30) days of receipt that he or she has read and understands the procedures set forth in this Code.

2.

The CCO shall review this Code with any newly hired or newly designated Access Person.

3.

The CCO shall at least annually review the requirements of these procedures and the required duties of the Access Persons.

G.

Definitions.

1.

“Access Person” means any Supervised Person who (i) has access to nonpublic information regarding any client’s purchase or sale of securities, or (ii) is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.  A “Supervised Person” means any owner, officer, manager or employee of the Adviser who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

2.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation.  An automatic investment plan includes a dividend reinvestment plan.

3.

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act Rules in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 ( the “Exchange Act”), as amended and the rules and regulations thereunder.

4.

“CCO” means the individual who holds the title Chief Compliance Officer of the Adviser, or one of more individuals designated by the CCO to assist in carrying out the duties and obligations contained herein.

5.

“CEO” means the individual who holds the title Chief Executive Officer of the Adviser, or one of more individuals designated by the CEO to assist in carrying out the duties and obligations contained herein.

6.

“Covered Security” means a security as defined in section 202(a)(18) of the Act, including any security convertible within sixty (60) days into a security, and any future or option on a security, except that it does not include:

(a)

direct obligations of the United States government;

(b)

bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(c)

shares issued by money market funds or mutual funds other than the Selkirk Funds; or

(d)

shares issued by unit investment trusts that are invested exclusively in one or more mutual funds.

7.

“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and Advisers, any rules adopted thereunder by the Commission or the Department of the Treasury.

8.

“Initial Public Offering” means an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

9.

“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or 506 of the Exchange Act.

H.

Policy Statement on Insider Trading

Securities laws and regulations prohibit the misuse of “inside” or “material nonpublic” information when trading or recommending securities.  The Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) requires all investment advisers to establish, maintain and enforce written policies and procedures designed to detect and prevent insider trading.  The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

Inside information obtained by any employee of the Adviser from any source must be kept strictly confidential.  Employees shall not act upon or disclose to any person material nonpublic or inside information except as may be necessary for legitimate business purposes.  Questions regarding this area should be promptly directed to the CCO.

Inside information may include, but is not limited to, knowledge of pending orders or research recommendations, corporate finance activity, mergers or acquisitions, and other such nonpublic information.  Our clients’ backgrounds and financial information, security holdings, balances, etc., are also confidential and must not be discussed with any individuals or persons whose responsibilities do not require knowledge of those facts and data.

The Adviser forbids any member, officer, director or employee of Columbia from trading, either personally or on behalf of others, including mutual funds and private accounts managed by the Adviser, on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1)

trading by an insider, while in possession of material nonpublic information, or

2)

trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

3)

communicating material nonpublic information to others.

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, the Adviser may become a temporary insider of a company it advises or for which it performs other services.  According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business.  For example, the Supreme Court has considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.  In addition, any violation of this policy statement can be expected to result in serious sanctions, including dismissal of the persons involved.

CONVERGENCE FINANCIAL SERVICES, INC.

CODE OF ETHICS AFFIRMATION

I affirm that I have received a copy of the Code of Ethics of Convergence Financial Services, Inc., and have read and understand it.  I acknowledge that I am subject to the Code and will comply with the Code in all respects.  I further certify that I have disclosed, precleared, and reported all transactions in Covered Securities consistent with the requirements of this Code

_______________________________

Signature

Date: ________________________

CONVERGENCE FINANCIAL SERVICES, INC.

LIST OF ACCESS PERSONS

AS OF APRIL 15, 2011

Timothy J. Otto

Dennis Brown

Exhibit (p)(b)

CONVERGENCE FINANCIAL SERVICES, INC.

Quarterly Transaction Report

For the Calendar Quarter Ended ____________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Procedures:

Name of Security (including interest rate and maturity for debt)	Transaction Date	Number of Shares and Principal Amount	Total Dollar Amount	Nature of Transaction (Purchase or Sale)	Price	Broker, Dealer or Bank Used

This report (a) excludes transactions with respect to which I had no direct or indirect influence or control, (b) excludes other transactions not required to be reported, and (c) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ______________

______________________________

Signature